UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On November 18, 2014, Compass Minerals International, Inc. (the “Company”) announced Matthew Foulston will serve as the Chief Financial Officer and Secretary of the Company effective December 2, 2014.

Mr. Foulston, age 50, comes to the Company from Navistar International in Chicago where he was the Senior Vice President of operations and corporate finance since 2012, and was the Vice President and Chief Financial Officer at Navistar Truck since 2009. Prior to 2009, he also served as Senior Vice President and Chief Financial Officer at Mazda North America and held several leadership positions at Ford Motor Company in Germany, the U.K. and the U.S. in his more than 20 year career at that company.

As compensation for his services as Chief Financial Officer, Mr. Foulston will receive an annual base salary of $450,000 and will be eligible to participate in the Company’s Annual Incentive Plan (AIP) with a bonus opportunity for 2015 equal to 65% of base salary, with any payout dependent on performance and the other terms and conditions of the AIP. Mr. Foulston will be eligible to participate in the the Company's long term incentive plan starting in 2015 (granted in March of each year) subject to board approval, with a target of 130% of annual base salary. He will receive a one-time cash payment of $300,000, subject to pro-rated repayment in the event employment with the Company should terminate before December 1, 2015.

Mr. Foulston will also receive a one-time grant of restricted stock units (RSUs) worth $300,000 on December 2, 2014. These RSUs will be subject to a performance hurdle based on 2015 EBITDA and will vest on March 1, 2016.

Mr. Foulston will also be eligible for other benefits including participation in the Company’s other plans, relocation assistance and $20,000 cash for moving expenses, four weeks of paid time off and other company benefits including healthcare.

The departure of the current Chief Financial Officer and Secretary, Rodney L. Underdown, was announced by the Company’s Current Report on Form 8-K dated July 8, 2014. Mr. Underdown will cease to serve in that role on December 2, 2014, and will remain available to the Company until December 31, 2014 to assist with a transition of his responsibilities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Document
99.1	Press Release dated November 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 19, 2014	COMPASS MINERALS INTERNATIONAL, INC.

	By:	/s/ Steven N. Berger
	Name:	Steven N. Berger
	Its:	Senior Vice President, Corporate Services